                                                                    Exhibit 23.3



                        CONSENT OF INDEPENDENT AUDITORS



The board of Directors
Pacific Union Bank:



We consent to the incorporation by reference in the registration statement on Form S-4 of Hanmi Financial Corporation of our report dated January 11, 2002 with respect to the balance sheet of Pacific Union Bank as of December 31, 2001, and the related statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2001, and to the reference to our firm under the heading "Experts" in the prospectus.



                                             /s/ KPMG LLP



Los Angeles, California
February 6, 2004